UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2009

ICT GROUP, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard, Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 5, 2009, ICT Group, Inc., a Pennsylvania corporation (the “Company”), Sykes Enterprises, Incorporated, a Florida corporation (“Sykes”), SH Merger Subsidiary I, Inc., a Pennsylvania corporation and a direct wholly-owned subsidiary of Sykes (“Merger Sub”), and SH Merger Subsidiary II, LLC, a Florida limited liability company and a direct wholly-owned subsidiary of Sykes (“Merger Sub II”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company with the Company as the surviving corporation (the “Merger”). Immediately after the effective time of the Merger, the Company will merge with and into Merger Sub II with Merger Sub II surviving as a wholly-owned subsidiary of Sykes (the “Second Merger” and, together with the Merger, the “Mergers”).

As a result of the Merger, each outstanding share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), will be converted into the right to receive consideration valued at $15.38, subject to adjustment as described below. Such consideration shall be payable (i) in cash, without interest, in the amount of $7.69 per share of Company Common Stock, and (ii) the remainder payable in shares of Sykes common stock, par value $0.01 per share (“Sykes Common Stock”), with the number of shares of Sykes Common Stock to be equal to an exchange ratio determined by the formula set forth below, divided by two.

The exchange ratio for calculating the number of shares of Sykes Common Stock to be issued in exchange for each share of Company Common Stock as a result of the Merger, subject to the terms and conditions of the Merger Agreement, shall, subject to adjustment as set forth in the next paragraph, equal the number determined by dividing $15.38 by the volume weighted average of the per share prices of Sykes Common Stock as listed in The Nasdaq Stock Market, LLC transaction reporting system for the ten consecutive trading days ending on (and including) the third trading day immediately prior to the effective time of the Merger (the “Measurement Value”).

The exchange ratio is subject to a 7.5% symmetrical collar with respect to changes in the Measurement Value as compared to $20.8979 (the “Initial Sykes Share Value”), which is the volume weighted average of the per share prices of Sykes Common Stock as listed in The Nasdaq Stock Market, LLC transaction reporting system for the ten consecutive trading days ending on October 2, 2009, the last trading day immediately prior to the date of the Merger Agreement. Within this collar, the exchange ratio will be determined in accordance with the previous paragraph. If, however, the Measurement Value is equal to or less than $19.3306 (representing 92.5% of the Initial Sykes Share Value), then the exchange ratio will be 0.7956 and 0.3978 shares of Sykes Common Stock will be issued for each share of Company Common Stock. On the other hand, if the Measurement Value is equal to or greater than $22.4652 (representing 107.5% of the Initial Sykes Share Value), then the exchange ratio will be 0.6846 and 0.3423 shares of Sykes Common Stock will be issued for each share of Company Common Stock.

The Mergers, taken together, are intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby making the transaction a tax-free reorganization with respect to the stock portion of the consideration to be paid to the Company shareholders.

The completion of the Merger is subject to certain conditions, including, among others (i) adoption of the Merger Agreement by the Company’s shareholders, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining antitrust approvals in any other jurisdictions, if necessary, (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and Sykes, respectively, and compliance by the Company and Sykes with their respective obligations under the Merger Agreement, (v) declaration of the effectiveness by the U.S. Securities and Exchange Commission (“SEC”) of the Registration Statement on Form S-4 to be filed by Sykes, (vi) approval by The Nasdaq Stock Market, LLC for the listing of Sykes Common Stock; and (vii) delivery of customary opinions from counsel to the Company and counsel to Sykes to the effect that the two Mergers will, taken together, be treated as a reorganization within the meaning of Section 368(a) of the Code.

Each of the Company and Sykes has made representations, warranties and covenants in the Merger Agreement. The Company’s covenants and agreements include, among other things (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to solicit or initiate discussions with third parties regarding alternative transactions and to respond to proposals regarding such alternative transactions only in accordance with the terms of the Merger Agreement. Sykes’ covenants and agreements include, among other things (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to engage in acquisitions, or, in excess of a specified threshold, repurchases of Sykes Common Stock.

The Merger Agreement contains specified termination rights for each of the Company and Sykes and further provides that, upon termination of the Merger Agreement by Sykes or the Company under certain circumstances, the Company may be obligated to pay Sykes a termination fee of $7.5 million and to reimburse Sykes for up to $4.5 million of expenses actually incurred by Sykes in connection with the Merger. In addition, if Sykes or the Company terminates the Merger agreement as a result of the failure of the Company’s shareholders to approve the Merger, the Company will be required to reimburse Sykes for up to $4.5 million of expenses actually incurred by Sykes in connection with the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated in this Item 1.01 by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Sykes or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Sykes or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and Sykes.

Voting Agreement

In connection with the execution of the Merger Agreement, the Company, Sykes and Merger Sub concurrently entered into a Voting Agreement (the “Voting Agreement”) with John J. Brennan, the Company’s Chief Executive Officer and member of the Company’s board of directors, Donald P. Brennan, a member of the Company’s board of directors, and certain other shareholders of the Company (collectively, the “Affiliated Shareholders”). The shares of Company Common Stock that are beneficially owned by such Affiliated Shareholders and that are subject to the Voting Agreement represent, in the aggregate, approximately 39% of the outstanding shares of Company Common Stock. Pursuant to the Voting Agreement, the Affiliated Shareholders of the Company agree to vote the shares of Company Common Stock that are subject to the Voting Agreement in favor of the Merger.

The Voting Agreement will terminate upon the earliest to occur of (i) the completion of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) the amendment of the Merger Agreement in any material respect (other than to increase the merger consideration) unless the amendment is approved by the Affiliated Shareholders.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached as Exhibit 10.1 to this report and is incorporated in this report by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, on October 5, 2009 the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) authorized the following actions:

•

Pursuant to the terms of the Merger Agreement, the acceleration and pay out and/or settlement, as appropriate, in cash, of the stock options and restricted stock units under the Company’s 2006 Equity Compensation Plan and 2006 Non-Employee Directors Plan.

•

The amendment of the Company’s Long Term Incentive Plan (“LTIP”) to deem the period from January 1, 2009 through the effective date of the Merger to constitute one full year of performance, if the effective date of the Merger is prior to December 31, 2009.

•

The amendment of the Company’s Quarterly Incentive Plan to deem the period from October 1, 2009 through the effective date of the Merger to constitute a full quarter of performance, if the effective date of the Merger is prior to December 31, 2009.

•	The amendment of the March 20, 2009 Employment Agreement (the “Employment Agreement”) for John J. Brennan, Chief Executive Officer of the Company (the “CEO”) to implement the following:

•	Effective December 1, 2009, the CEO’s gross annual base salary will be reinstated to $695,000.

•

Clarify that if the effective date of the Merger is prior to December 31, 2009, for purposes of the grants made in Appendix A of the Employment Agreement, the period from January 1, 2009 through the effective date of the Merger will be deemed to constitute one full year of service during the LTIP performance period.

•	Clarify that the Merger constitutes both a “Designated Change of Control” and “Change of Control” (as such terms are defined in the Employment Agreement).

•

Amend the definition of “Good Reason” to reflect that a general salary or benefit reduction will not constitute “Good Reason” so long as the general salary or benefit reduction is applicable to all senior executives of the Company (and its successors) and of an acquiring corporation (and any affiliate) of the Company (and its successors).

•	The amendment of the employment agreements for 25 senior management employees to implement the following:

•	Adjust base salaries effective as of December 1, 2009.

•	Provide an incremental change-in-control severance benefit equal to 3 months of the senior management employee’s adjusted base salary.

•

Provide senior management employees with full severance benefits under the terms of the senior management employee’s current employment agreement, if the senior management employee’s employment agreement is not renewed during the 12-month period following the effective date of the Merger.

•	The amendment of the employment agreements for executive officers, including our named executive officers but excluding John J. Brennan, to implement the following:

•	Adjust base salaries effective as of December 1, 2009.

•	Provide an incremental change-in-control severance benefit equal to 3 months of the executive officer’s adjusted base salary.

•

The creation of a transaction bonus pool in the amount of $1,000,000 for certain officers and employees who perform critical functions in connection with the Merger. Payments from the transaction bonus pool will be allocated by the CEO after consultation with the Compensation Committee, and paid in cash at closing of the Merger.

•	To enter into agreements with 39 employees who currently do not have employment agreements with the Company, with such agreements to implement the following:

•	Adjust base salaries effective as of December 1, 2009 for those employees who received a reduction in their base salary.

•

Provide an incremental change-in-control severance benefit equal to 3 months of the employee’s base salary or adjusted base salary, as applicable (for certain sales employees with commissions, the severance benefit will take into account average monthly sales commissions).

•

Provide the employees with severance benefits under the Company’s current plans, policies or practices, if the employee is terminated without cause during the 12-month period following the effective date of the Merger.

On October 27, 2008, the Company entered into amended and restated employment agreements (the “Restated Employment Agreements”) with the below-listed executive officers of the Company, four of whom (Messrs. Campbell, Kowalski, Magee and Paccapaniccia) were, at the time, Named Executive

Officers of the Company as described in Item 402 of Regulation S-K promulgated by the SEC. The material terms of the Restated Employment Agreements entered into with these Named Executive Officers were described in the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2008.

•	John D. Campbell, Executive Vice President, Global Sales;

•	Timothy F. Kowalski, President and Chief Operating Officer, Marketing and Technology Solutions;

•	John L. Magee, President and Chief Operating Officer, North America;

•	Vincent A. Paccapaniccia, Executive Vice President, Finance and Administration, Chief Financial Officer and Assistant Secretary;

•	Pamela Goyke, Chief Information Officer and Senior Vice President, Systems and Technology;

•	Janice A. Jones, Senior Vice President, Corporate Support Services;

•	Gail Lebel, Senior Vice President, Global Human Resources; and

•	Jeffrey C. Moore, Senior Vice President and Secretary.

The Restated Employment Agreements are being filed herewith as Exhibits 10.2 through 10.9.

Also, on October 27, 2008, the Company entered into an employment agreement with Guy T. Gray, President and Chief Operating Officer, International Division, which is filed herewith as Exhibit 10.10.

In addition, on February 23, 2009, the Company entered into an employment agreement with Rachel M. Macha, Senior Vice President Marketing and Planning, which is filed herewith as Exhibit 10.11.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 5, 2009, among ICT Group, Inc., Sykes Enterprises, Incorporated, SH Merger Subsidiary I, Inc., and SH Merger Subsidiary II, LLC.*

10.1	Voting Agreement dated as of October 5, 2009, by and among Sykes Enterprises, Incorporated, SH Merger Subsidiary I, Inc., ICT Group, Inc., and the shareholders party thereto.

10.2	Amended and Restated Employment Agreement by and between John D. Campbell and the Company, dated October 27, 2008.

10.3	Amended and Restated Employment Agreement by and between Timothy F. Kowalski and the Company, dated October 27, 2008.

10.4	Amended and Restated Employment Agreement by and between John L. Magee and the Company, dated October 27, 2008.

10.5	Amended and Restated Employment Agreement by and between Vincent A. Paccapaniccia and the Company, dated October 27, 2008.

10.6	Amended and Restated Employment Agreement by and between Pamela Goyke and the Company, dated October 27, 2008.

10.7	Amended and Restated Employment Agreement by and between Janice A. Jones and the Company, dated October 27, 2008.

10.8	Amended and Restated Employment Agreement by and between Gail Lebel and the Company, dated October 27, 2008.

10.9	Amended and Restated Employment Agreement by and between Jeffrey C. Moore and the Company, dated October 27, 2008.

10.10	Employment Agreement by and between Guy T. Gray and the Company, dated October 27, 2008.

10.11	Employment Agreement by and between Rachel M. Macha and the Company, dated February 23, 2009.

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

ADDITIONAL INFORMATION

In connection with the proposed Merger, Sykes will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of Sykes. The Company will mail the proxy statement/prospectus to its shareholders. Sykes and the Company urge investors and security holders to read the proxy statement/prospectus regarding the proposed Merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents free from Sykes at http://investor.sykes.com/phoenix.zhtml?c=119541&p=irol-sec, or by contacting Sykes’ Investor Relations Department at 1-813-233-7143, or by contacting MBS Value Partners at 1-212-750-5800. You may also obtain these documents, free of charge, from the Company at www.ictgroup.com.

Sykes, the Company and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from the Company shareholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company shareholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Sykes’ executive officers and directors in the proxy statement for Sykes’ 2009 annual meeting of shareholders, filed with the SEC on April 15, 2009. You can find information about the Company’s executive officers and directors in the proxy statement for the Company’s 2009 annual meeting of shareholders, filed with the SEC on April 29, 2009. Free copies of these documents may be obtained from Sykes and the Company as described above.

Any information concerning Sykes contained in this document has been taken from, or is based upon, publicly available information. Although the Company does not have any information that would indicate that such information is inaccurate or incomplete, the Company does not take any responsibility for the accuracy or completeness of such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/S/ VINCENT A. PACCAPANICCIA
Name:	Vincent A. Paccapaniccia
Title:	Executive Vice President, Finance and Chief Financial Officer

Dated: October 9, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of October 5, 2009, among ICT Group, Inc., Sykes Enterprises, Incorporated, SH Merger Subsidiary I, Inc., and SH Merger Subsidiary II, LLC.*

10.1	Voting Agreement dated as of October 5, 2009, by and among Sykes Enterprises, Incorporated, SH Merger Subsidiary I, Inc., ICT Group, Inc., and the shareholders party thereto.

10.2	Amended and Restated Employment Agreement by and between John D. Campbell and the Company, dated October 27, 2008.

10.3	Amended and Restated Employment Agreement by and between Timothy F. Kowalski and the Company, dated October 27, 2008.

10.4	Amended and Restated Employment Agreement by and between John L. Magee and the Company, dated October 27, 2008.

10.5	Amended and Restated Employment Agreement by and between Vincent A. Paccapaniccia and the Company, dated October 27, 2008.

10.6	Amended and Restated Employment Agreement by and between Pamela Goyke and the Company, dated October 27, 2008.

10.7	Amended and Restated Employment Agreement by and between Janice A. Jones and the Company, dated October 27, 2008.

10.8	Amended and Restated Employment Agreement by and between Gail Lebel and the Company, dated October 27, 2008.

10.9	Amended and Restated Employment Agreement by and between Jeffrey C. Moore and the Company, dated October 27, 2008.

10.10	Employment Agreement by and between Guy T. Gray and the Company, dated October 27, 2008.

10.11	Employment Agreement by and between Rachel M. Macha and the Company, dated February 23, 2009.

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.